EXHIBIT 11


                                                 TEXACO INC. AND SUBSIDIARY COMPANIES
                                           COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                                      FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 1996 AND 1995
                                      ---------------------------------------------------------
                                          (Millions of dollars, except per share amounts)

                                                                                             (Unaudited)
                                                                         -------------------------------------------------
                                                                         For the six months           For the three months
Primary Net Income Per Common Share                                        ended June 30,                ended June 30,
- -----------------------------------                                      ------------------           --------------------
                                                                         1996          1995           1996          1995
                                                                         ----          ----           ----          ----

     Net income from continuing operations before
         cumulative effect of accounting change                          $ 1,075       $   689        $  689        $   271

     Cumulative effect of accounting change                                    -          (121)            -              -
                                                                         -------       -------        -------       -------

     Net income                                                            1,075           568           689            271
         Less: Preferred stock dividend requirements                         (29)          (31)          (14)           (15)
                                                                         -------       -------        -------       -------

     Primary net income available for common stock                       $ 1,046       $   537        $  675        $   256
                                                                         =======       =======        =======       =======

     Average number of primary common shares
         outstanding for computation of earnings
         per share (thousands)                                           260,709       259,749        260,764       259,876
                                                                         =======       =======        =======       =======

     Primary net income per common share                                 $  4.01       $  2.07        $  2.59       $   .99
                                                                         =======       =======        =======       =======


Fully Diluted Net Income Per Common Share
- -----------------------------------------

     Net income                                                          $ 1,075       $   568        $   689       $   271

     Less:   Preferred stock dividend requirements of
             non-dilutive and anti-dilutive issues and
             adjustments to net income associated with
             dilutive securities                                             (12)          (13)            (6)           (6)
                                                                         -------       -------        -------       -------

     Fully diluted net income                                            $ 1,063       $   555        $   683       $   265
                                                                         =======       =======        =======       =======

     Average number of primary common shares
         outstanding for computation of earnings
         per share (thousands)                                           260,709       259,749        260,764       259,876

     Additional shares outstanding assuming full conversion of dilutive convertible securities into common stock (thousands):
              Convertible debentures                                         146           148            146           148
              Convertible Preferred Stock
                  Series B ESOP                                            9,475         9,930          9,423         9,872
                  Series F ESOP                                              607           664            599           655
              Other                                                           26            78             22            50
                                                                         -------       -------        -------       -------

     Average number of fully diluted common
         shares outstanding for computation of earnings
         per share (thousands)                                           270,963       270,569        270,954       270,601
                                                                         =======       =======        =======       =======

     Fully diluted net income per common share                           $  3.92       $  2.05        $  2.52       $   .98
                                                                         =======       =======        =======       =======